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                                                                    Exhibit 15.1


Board of Governors
Medical Inter-Insurance Exchange



We are aware of the inclusion of our report dated September 2, 1998 relating to the unaudited consolidated interim financial statements of Medical Inter-Insurance Exchange and subsidiaries as of and for the six months ended June 30, 1998 in the Registration Statement (Form S-1 No. 333-59371) of the MIIX Group, Incorporated for the registration of shares of its common stock.

                                             /s/ Ernst & Young LLP


October 2, 1998
New York, New York